UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2024

UGI Corporation

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-11071 (Commission File Number)	23-2668356 (IRS Employer Identification No.)

500 North Gulph Road, King of Prussia, PA 19406

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: 610 337-1000

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	UGI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 11, 2024, UGI Corporation (the “Company”) entered into that certain Credit Agreement (the “Credit Agreement”) by and among the Company, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent, providing for a $475 million senior secured revolving credit facility (the “Revolving Credit Facility”), including an up to $10 million sublimit for the issuance of letters of credit, and a $400 million senior secured term loan facility (the “Term Loan Facility”).

In connection with the entering into of the Credit Agreement, the Company paid off in full and terminated that certain Amended and Restated Credit Agreement, dated as of May 4, 2021 (as amended, restated, amended and restated or otherwise modified from time to time, the “Existing Credit Agreement”), by and among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders from time to time party thereto.

The Revolving Credit Facility is available to finance working capital needs and to fund general corporate purposes, including refinancing a portion of the Existing Credit Agreement and the Term Loan Facility is available to fund general corporate purposes, including refinancing a portion of the Existing Credit Agreement.

At the Company’s election from time to time, borrowings under the Credit Agreement will bear interest at a floating rate of, at the option of the Company, either (x) Term SOFR plus the Applicable Rate (as defined in the Credit Agreement) plus a credit spread adjustment of 0.10%, or (y) the Alternate Base Rate (as defined in the Credit Agreement) plus the Applicable Rate. The Applicable Rate for ABR Loans ranges from 0.875% to 1.75% and for loans based on Term SOFR from 1.875% to 2.75%, depending on the net leverage ratio of the Company.

The Revolving Credit Facility has a maturity date of October 11, 2028, subject to a Springing Revolving Maturity Date (as defined in the Credit Agreement), and the Term Loan Facility has a maturity date of October 11, 2027. The Company may voluntarily prepay its borrowings under the Credit Agreement, in whole or in part, without any premium or penalty. The Credit Agreement requires compliance with conditions precedent that must be satisfied prior to any borrowing.

The loans under the Revolving Credit Facility and the Term Loan Facility are secured by a pledge of the Company’s equity in its Material Subsidiaries (as defined in the Credit Agreement), excluding UGI Utilities, Inc. and Mountaintop Energy Holdings LLC, subject to certain additional exceptions and carveouts.

The Credit Agreement contains customary representations and warranties and affirmative and negative covenants for agreements of this type, including, among others, covenants relating to financial reporting, compliance with laws and material contractual obligations, payment of obligations including tax liabilities, preservation of existence, books and records and inspection rights, maintenance of properties and insurance, limitations on indebtedness and liens, restrictions on mergers and sales of assets, and limitations on investments, restricted payments and transactions with affiliates. In addition, the Credit Agreement requires the Company to abide by certain financial covenants, as follows: (i) a net leverage ratio of not more than 5.00 to 1.00 through September 30, 2026, 4.75 to 1.00 from December 31, 2026 to September 30, 2027, and 4.50 to 1.00 from and after December 31, 2027, and (ii) a minimum interest coverage ratio of not less than 3.25 to 1.00.

The Credit Agreement provides for customary events of default, including, among other things, in the event of nonpayment of principal, interest, fees or other amounts, a representation or warranty proving to have been incorrect in any material respect when made, failure to perform or observe covenants within a specified period of time, a cross-default to other material indebtedness of a specified amount, the bankruptcy or insolvency of the Company or any of its significant subsidiaries (as defined in the Credit Agreement), monetary judgment defaults of a specified amount, change of control, and ERISA defaults resulting in a material adverse effect. In the event of a default by the Company, the administrative agent may, and at the request of the requisite number of Lenders shall, declare all amounts owed under the Credit Agreement immediately due and payable. For defaults related to insolvency and receivership, all outstanding loans and other amounts will become immediately due and payable. Under the terms of the Credit Agreement, a 2% interest penalty may apply to any outstanding amount not paid when due or that remains outstanding while an event of default exists.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On October 11, 2024, the Company terminated without penalty its Existing Credit Agreement, as described in Item 1.01 above. The information set forth above in Item 1.01 regarding the Existing Credit Agreement is hereby incorporated into this Item 1.02 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 regarding the Credit Agreement is hereby incorporated into this Item 2.03 by reference, insofar as it relates to the creation of a direct financial obligation. This description is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number:	Description
10.1	Credit Agreement, dated as of October 11, 2024, by and among UGI Corporation, as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation

October 11, 2024	By:	/s/ Jessica A. Milner
	Name:	Jessica A. Milner
	Title:	Secretary